                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                 FORM 8-K / A-1


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                               SEPTEMBER 25, 1997


                                 MED/WASTE, INC.
               (Exact Name of registrant as specified in charter)


--------------------------------------------------------------------------------


    DELAWARE                       0-22294                        65-0297759
 (State or other                 (Commission                   (I.R.S. Employer
 Jurisdiction of                 File Number)                   Identification)
 Incorporation)                                                    Number)


             3890 NW 132ND STREET, SUITE K, OPA LOCKA, FLORIDA 33054
              (Address of principal executive offices and Zip Code)


--------------------------------------------------------------------------------

      Registrant's telephone number, including area code: (305) 688-3931
                                                          --------------


                                 NOT APPLICABLE
          (Former Name or former address, if changed since last report)


--------------------------------------------------------------------------------

Item 7.  Financial Statements and Exhibits:

(a)  The following financial statements of Environmental Waste Reductions, Inc.
     ("EWR" or the "Company") are included herein:

Contents                                                                                       F-1

Report of Independent Certified Public Accountants                                             F-2

Financial Statements:
       Balance Sheets                                                                          F-4
       Statements of Operations                                                                F-5
       Statements of Capital Deficiency                                                        F-6
       Statements of Cash Flows                                                                F-7
       Notes to financial statements                                                           F-8

(b)  Pro forma financial information.                                                          F-14

       Med/Waste, Inc.'s ("Med/Waste") pro forma condensed consolidated
       balance sheet as of June 30, 1997 (unaudited).                                          F-15

       Med/Waste's pro forma condensed consolidated statement of operations
       for the year ended December 31, 1996 (unaudited).                                       F-16

       Med/Waste's pro forma condensed consolidated statement of operations
       for the six months ended June 30, 1997 (unaudited).                                     F-17



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

                                             Med/Waste, Inc.
                                             (Registrant)

Dated:   November 6, 1997                   By: /s/ DANIEL A. STAUBER
                                                -----------------------
                                                Daniel A. Stauber
                                                President and Chief
                                                Executive Officer

                      ENVIRONMENTAL WASTE REDUCTIONS, INC.
                              FINANCIAL STATEMENTS

                          INDEX TO FINANCIAL STATEMENTS


Report of Independent Certified Public Accountants........................................................  F-2 - F-3

Balance Sheets as of June 30, 1997 (unaudited) and December 31, 1996......................................     F-4

Statements of Operations for the six months ended June 30, 1997 and 1996
(unaudited) and the years ended December 31, 1996 and 1995................................................     F-5

Statements of Capital Deficiency for the six months ended June 30, 1997
(unaudited) and the years ended December 31, 1996 and 1995................................................     F-6

Statements of Cash Flows for the six months ended June 30, 1997 and 1996
(unaudited) and the years ended December 31, 1996 and 1995................................................     F-7

Notes to Financial Statements.............................................................................     F-8


               Report of Independent Certified Public Accountants




Board of Directors
Environmental Waste Reductions, Inc.
(Debtor-in-Possession)


We have audited the accompanying balance sheet of Environmental Waste Reductions, Inc. (Debtor-in-Possession) as of December 31, 1996, and the related statements of operations, capital deficiency, and cash flows for the years ended December 31, 1996 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Environmental Waste Reductions, Inc. (Debtor-in-Possession) at December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1996 and 1995 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, on November 20, 1996, the Company filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Company has continued as a Debtor-in-Possession under Chapter 11 of the U.S. Bankruptcy Code. This event and circumstances relating to this event, including the Company's significant losses, accumulated deficit and highly leveraged capital structure, raise substantial doubt about its ability to continue as a going concern. Although the Company is currently operating as Debtor-in-Possession under the jurisdiction of the Bankruptcy Court, the continuation of the business as a going concern is contingent upon, among other things, the ability to (1) formulate a Plan of Reorganization which will gain approval of the creditors and stockholders and confirmation by the Bankruptcy Court, (2) achieve satisfactory levels of future operating results and cash flows and (3) obtain additional debt and equity. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Miami, Florida
September 26, 1997                                             BDO Seidman, LLP

                      ENVIRONMENTAL WASTE REDUCTIONS, INC.
                             (DEBTOR-IN-POSSESSION)
                                 BALANCE SHEETS

                                                                              June 30,       December 31,
                                                                               1997             1996
                                                                           -----------       -----------
                                                                           (Unaudited)
Assets (Note 2)

Current
  Cash and cash equivalent                                                 $    39,491       $    20,747
  Accounts receivable, net of allowance for doubtful accounts of
  of $25,000 and $25,000                                                       322,388           315,999
  Inventories                                                                    3,583            13,202
  Prepaid expenses                                                               2,810            82,113
                                                                           -----------       -----------
Total current assets                                                          368,272           432,061

Property and equipment, net (Note 4)                                           578,967           639,961
Intangible assets, net                                                         302,793           336,773
                                                                           -----------       -----------
                                                                           $ 1,250,032       $ 1,408,795
                                                                           ===========       ===========

Liabilities and Capital Deficiency

Current Liabilities

  Accounts payable and accrued expenses                                        371,865           281,433
  Loan payable (Note 6)                                                        100,000           100,000
                                                                           -----------       -----------
Total current liabilities                                                      471,865           381,433
                                                                           -----------       -----------
Liabilities subject to compromise (Note 2)                                   4,469,155         4,469,155
                                                                           -----------       -----------

Commitments and contingencies (Notes 2, 7 and 9)

Capital deficiency
  Preferred stock, $2.00 par value; 50,000
    shares authorized; none issued and outstanding                                  --                --
  Common stock, $1.00 par value; 100,000 shares
    authorized; 11,000 shares issued and outstanding                            11,000            11,000
  Additional paid-in capital                                                    39,200            39,200
  Deficit                                                                   (3,741,188)       (3,491,993)
                                                                           -----------       -----------
Total capital deficiency                                                    (3,690,988)       (3,441,793)
                                                                           -----------       -----------
                                                                           $ 1,250,032       $ 1,408,795
                                                                           ===========       ===========



                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                      ENVIRONMENTAL WASTE REDUCTIONS, INC.
                             (DEBTOR-IN-POSSESSION)
                            STATEMENTS OF OPERATIONS

                                             For the six months ended June 30,        Year ended December 31,
                                                 1997               1996             1996               1995
                                              -----------       -----------       -----------       -----------
                                              (Unaudited)       (Unaudited)

Revenues (Note 8)                             $ 1,991,566       $ 1,594,813       $ 3,508,870       $ 1,327,370
                                              -----------       -----------       -----------       -----------
Costs and expenses:
  Operating (Note 6)                            1,551,764         1,566,397         3,154,424         1,106,107
  Selling and administrative                      501,731           637,518         2,085,342           908,666
  Depreciation and amortization                   127,836            84,882           181,823            83,973
  Other, net                                       59,430           115,096           419,222           119,404
                                              -----------       -----------       -----------       -----------
Total                                           2,240,761         2,403,893         5,840,811         2,218,150
                                              -----------       -----------       -----------       -----------
Net loss                                      $  (249,195)      $  (809,080)      $(2,331,941)      $  (890,780)
                                              ===========       ===========       ===========       ===========



                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                      ENVIRONMENTAL WASTE REDUCTIONS, INC.
                             (DEBTOR-IN-POSSESSION)
                        STATEMENTS OF CAPITAL DEFICIENCY

                                                                        Additional      Stock
                                                    Common                Paid-in    Subscription
                                            Shares          Stock         Capital     Receivable     (Deficit)           Total
                                          -----------      --------     ----------   ------------   -----------       -----------
Balance at December 31, 1994                   10,000      $ 10,000            --          --       $  (269,272)      $  (259,272)

Issuance of common stock                          600           600      $ 19,600      $ (200)               --            20,000

Net loss for the year                              --            --            --          --          (890,780)         (890,780)
                                          -----------      --------      --------      ------       -----------       -----------

Balance at December 31, 1995                   10,600        10,600        19,600        (200)       (1,160,052)       (1,130,052)

Issuance of common stock                          400           400        19,600         200                --            20,200

Net loss for the year                              --            --            --          --        (2,331,941)       (2,331,941)
                                          -----------      --------      --------      ------       -----------       -----------

Balance at December 31, 1996                   11,000        11,000        39,200          --        (3,491,993)       (3,441,793)

Net loss for the six months ended
June 30, 1997 (unaudited)                          --            --            --          --          (249,195)         (249,195)
                                          -----------      --------      --------      ------       -----------       -----------

Balance at June 30, 1997 (unaudited)           11,000      $ 11,000      $ 39,200      $   --       $(3,741,188)      $(3,690,988)
                                          ===========      ========      ========      ======       ===========       ===========


                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                      ENVIRONMENTAL WASTE REDUCTIONS, INC.
                             (DEBTOR-IN-POSSESSION)
                            STATEMENTS OF CASH FLOWS

                                                          For the six months ended June 30,           Year ended December 31,
                                                                1997              1996               1996              1995
                                                             -----------       -----------       -----------       -----------
                                                             (Unaudited)       (Unaudited)
Operating Activities:
  Net loss                                                   $  (249,195)      $  (809,080)      $(2,331,941)      $  (890,780)
  Adjustments to reconcile net income to net cash
  provided by (used in) operating activities, net
  of acquisitions:
    Depreciation and amortization                                127,836            84,882           181,823            83,973
    Bad debt provision                                                --                --            14,901            10,000
    Loss (gain) from sale of equipment                                --           (10,405)            8,610              (241)
    Cash provided by (used for)
      Accounts receivable                                         (6,389)          (12,479)          (33,061)         (239,938)
      Deposits                                                    (4,000)           (3,787)           (2,287)           (2,000)
      Inventory                                                    9,619                --             7,710           (11,932)
      Prepaid expenses                                            83,303           (82,186)          (74,742)               --
      Accounts payable                                                --           296,245           821,645           366,221
      Accrued expense and other liabilities                           --           (52,431)          397,123           128,669
      Postpetition-accounts payable and expenses                  90,432                --                --                --
                                                             -----------       -----------       -----------       -----------
Net cash provided by (used in) operating activities              51,606          (589,241)       (1,010,219)         (556,028)
                                                             -----------       -----------       -----------       -----------

Investing Activities:
  Purchases of property, plant and equipment, net                (32,862)         (223,721)         (175,311)         (182,060)
  Purchase of customer lists and contracts                            --           (10,266)          (53,658)         (389,254)
                                                             -----------       -----------       -----------       -----------
Net cash used in investing activities                            (32,862)         (233,987)         (228,969)         (571,314)
                                                             -----------       -----------       -----------       -----------
Financing Activities:
  Bank overdraft                                                      --           161,220                --                --
  Bank borrowings, net                                                --           809,057         1,003,478           506,660
  (Payments) borrowings from stockholders                             --          (115,876)          214,575           610,261
  Proceeds from issuance of common stock                              --                --            20,200            20,000
                                                             -----------       -----------       -----------       -----------
Net cash provided by financing activities                             --           854,401         1,238,253         1,136,921
                                                             -----------       -----------       -----------       -----------
Increase (decrease) in cash and cash equivalents                  18,744            31,173              (935)            9,579
Cash and cash equivalents at beginning of year                    20,747            21,682            21,682            12,103
                                                             -----------       -----------       -----------       -----------
Cash and cash equivalents at end of year                     $    39,491       $    52,855       $    20,747       $    21,682
                                                             ===========       ===========       ===========       ===========
Supplemental disclosure of cash flow information
  Cash paid during the year for interest                     $    57,442       $    58,706       $   117,413       $    50,795
                                                             ===========       ===========       ===========       ===========


                SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS.

                      ENVIRONMENTAL WASTE REDUCTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
          (FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995 AND UNAUDITED
          WITH RESPECT TO THE SIX MONTHS ENDED JUNE 30, 1997 AND 1996)



1.       PETITION FOR RELIEF UNDER CHAPTER 11

         On November 20, 1996, Environmental Waste Reductions, Inc.("EWR" or the "Company"), filed a petition in Bankruptcy Court of the Northern District of Georgia. Under Chapter 11, certain claims against the Company in existence prior to the filing of the petition for relief under the federal bankruptcy laws are stayed while the Company continues business operations as a Debtor-in-Possession. These claims are reflected in the December 31, 1996 balance sheet as "liabilities subject to compromise." Additional claims (liabilities subject to compromise) may arise subsequent to the filing date resulting from rejection of executory contracts, including leases, and from the determination by the court (or agreed to by parties in interest) of allowed claims for contingencies and other disputed amounts. Claims secured against the Company's assets ("secured claims") also are stayed, although the holders of such claims have the right to move the court for relief from the stay. Secured claims are secured primarily by liens on the Company's property, plant, and equipment.

         The Company has determined that as a result of the bankruptcy filing, it is not required to pay the interest portion of scheduled payments on its prepetition debt obligations. Contractual interest on those obligations during 1996 amounted to approximately $189,000, which is $26,000 in excess of reported interest expense; therefore, the debtor has discontinued accruing interest on these obligations. Refer to Note 9 for a discussion of the credit arrangements entered into subsequent to the Chapter 11 filing.

         The accompanying financial statements have been prepared on a going concern basis which assumes continuity of operations and realization of assets and liquidation of liabilities in the ordinary course of business. As a result of the reorganization proceedings, there are significant uncertainties relating to the ability of the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary as a result of the outcome of the uncertainties discussed herein including the effects of any plan of reorganization.

2.       ESTIMATED LIABILITIES SUBJECT TO COMPROMISE

         Under Chapter 11, certain claims against the Company in existence prior to the filing of the petition for relief under the Code are stayed while the Company continues business operations as Debtor-in-Possession. These pre-petition liabilities are expected to be settled as part of the plan of reorganization and are classified in the balance sheet as "liabilities subject to compromise." As a result of filing for protection under Chapter 11 of the Bankruptcy Code, the Company is in default on substantially all of its debt agreements.

         Estimated liabilities subject to compromise as of December 31, 1996 are as follows:


         Notes payable                              $1,841,885
         Accounts payable and accrued expenses       1,689,313
         Due to related parties                        937,957
                                                    ----------
                                                    $4,469,155
                                                    ==========

         These estimates have not been reduced by EWR to reflect any claims that the Company may have against creditors under the Federal Bankruptcy laws.

3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION AND DESCRIPTION OF BUSINESS

         Environmental Waste Reductions, Inc. ("EWR" or the "Company"), was incorporated under the laws of the State of Georgia on May 13, 1991.

         PROPERTY AND EQUIPMENT

         Property and equipment are carried at cost less accumulated depreciation. Depreciation is computed over the estimated useful lives of the assets using the straight-line method.

         SUPPLIES INVENTORY

         Supplies inventory consists of packaging materials and supplies and is carried at the lower of cost or market.

         INTANGIBLE ASSETS

         Intangible assets are carried at cost less accumulated amortization and relate to non-compete agreements and customer lists and contracts. These costs are amortized over 3 to 15 years. Amortization has been provided by the straight-line method over the useful lives of the assets.

         The Company continually evaluates the carrying value of its intangible assets. Impairments are recognized when the expected future operating cash flows to be derived from such intangibles are less than their carrying values.

         INCOME TAXES

         The Company, with the consent of its Stockholders, elected to be taxed as an S Corporation. Stockholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Accordingly, no provision or benefit for federal or state income tax is required.

         REVENUE RECOGNITION

         The Company recognizes revenues as services are provided.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments.

         The respective carrying values of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and equivalents, trade receivables, accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value or they are receivable or payable on demand.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

         Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-lived Assets to be Disposed of," issued by the Financial Accounting Standards Board
         (FASB), is effective for financial statements for fiscal years beginning after December 15, 1995.

         This standard establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment and certain identifiable intangible assets and goodwill, should be recognized and how impairment losses should be measured. The Company adopted this standard in 1996.

         UNAUDITED INTERIM FINANCIAL STATEMENTS

         The financial statements as of June 30, 1997 and for the six months ended June 30, 1997 and 1996 are unaudited, and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments consisting of normal recurring accruals, necessary to present fairly the information set forth therein. Results for interim periods are not indicative of results to be expected for an entire year.

4.       PROPERTY AND EQUIPMENT

         Property and equipment consist of the following:

         YEAR ENDED DECEMBER 31,             Useful lives      1996
         -----------------------             ------------      ----

         Land                                       7       $  11,445
         Containers                                 7         276,561
         Vehicles                                 5-7         370,555
         Equipment and furniture                    3         117,215
         Leasehold improvements                     7           3,288
                                                            ---------
         Total                                              $ 779,064
         Less accumulated depreciation                       (139,103)
                                                            ---------
         Property and equipment, net                        $ 639,961
                                                            =========

5.       COMMITMENTS AND CONTINGENCIES

         Due to the nature of the Company's industry, the Company may be subject to a number of investigations, lawsuits and claims arising from the conduct of its business, including those relating to environmental matters. The Company is not aware of any ongoing investigations, lawsuits or claims relating to environmental matters that would have a significant effect on the Company's financial position.

         Environmental expenditures that relate to current operations will be expensed as incurred or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations and that do not contribute to current or future revenue generation will be expensed.

         The Company leases certain transportation equipment and office space. The transportation equipment leases provide for minimum lease payments plus operating costs and variable per mile charges. Minimum lease payments under noncancelable operating leases that have initial or remaining noncancelable lease terms in excess of one year are as follows:

         1997                                       $ 176,000
         1998                                         167,000
         1999                                         138,000
         2000                                         118,000
         2001                                          92,000
                                                    ---------
                                                    $ 691,000
                                                    =========

         Rent expense incurred in 1996 and 1995 aggregated $387,000 and $230,000, respectively.

6.       MANAGEMENT SERVICES AGREEMENT AND LETTER AGREEMENT

         On May 15, 1996, and pursuant to a letter agreement dated May 14, 1996, which among other things, provided for the sale of EWR, (which never occurred), the Company entered into an agreement to manage and operate an incinerator in Tennessee and a transfer station in Louisiana. In this connection and prior to the bankruptcy filing, the owner/affiliates of the incinerator and transfer station advanced $814,223 to EWR. In addition, the Company has a recorded $45,666 obligation to such owner/affiliate pertaining to the purchase of customers. Such amounts aggregate $859,889 and are included in the Liabilities Subject to Compromise. The initial term of the management services agreement was for one year. The incinerator and transfer station were used for the purpose of processing waste for the Company's customers. The agreement was not renewed and subsequent thereto, the Company vacated the premises and utilized alternative waste incinerator and transfer facilities. No fees were earned or incurred by the Company during 1996.

         On November 22, 1996, the owner/affiliate of the incinerator and transfer station advanced the Company $100,000. The loan has no stated interest.

7.       LITIGATION

         The Company is subject to various legal proceedings, claims, and liabilities which arise in the ordinary course of its business. In the opinion of management, the amount of ultimate liability with respect to these matters will not materially affect the financial statements of the Company.

8.       CONCENTRATION ON CREDIT RISK

         The Company sells its services principally to customers in the Southeastern United States. In 1996 one customer accounted for approximately 13% of total revenues. The Company performs ongoing credit evaluations of its customers and generally does not require collateral for outstanding accounts receivable. Allowances are estimated for potential credit losses.

9.       SUBSEQUENT EVENTS

         On September 12, 1997, the Bankruptcy Court entered an order authorizing the sale of all of the Company's assets free and clear of liens, claims, interest and encumbrances pursuant to Section 363 of the Bankruptcy Code and assumption and assignment of certain executory contracts and unexpired leases pursuant to an Asset Purchase Agreement dated September 9, 1997.

         On September 25, 1997, EWR sold substantially all of the assets and business to Med/Waste, Inc. pursuant to an Asset Purchase Agreement dated September 9, 1997.

         The assets sold consisted primarily of accounts receivables, inventory and supplies, equipment, vehicles, machinery, furniture, fixtures, leasehold improvements, real property, all intellectual property and all permits and licenses used in Georgia, North Carolina, South Carolina and Tennessee.

         The selling price amounted to $2,669,644, payable $1,825,000 in cash, $754,634 of assumed liabilities and $90,010 credit against amounts due by the Company to a consolidated subsidiary of Med/Waste.

                        MED/WASTE, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

The pro forma condensed consolidated financial statements illustrate the effect of the acquisition of certain assets of Environmental Waste Reductions, Inc., (Debtor-in-Possession) ("EWR" or the "Company") on Med/Waste, Inc.'s and subsidiaries' ("Med/Waste") consolidated financial position and results of operations. On September 25, 1997, Med/Waste purchased assets of the Company. The assets purchased consisted primarily of accounts and notes receivables, supplies inventory, equipment, vehicles, machinery, furniture and fixtures, leasehold improvements real property, all intellectual property and all permits and licenses. The Company operated as a medical waste disposal service provider prior to the closing. Med/Waste intends to operate the Company in a similar manner. The purchase price amounted to $2,669,644, payable $1,825,000 in cash, $754,634 of assumed liabilities and $90,010 credit against amounts due by the Company to a consolidated subsidiary of Med/Waste. The cash portion of the purchase price was paid out of available borrowings under Med/Waste's working capital line of credit and later reduced by funds raised in a private placement offering.

The proforma condensed consolidated balance sheet as of June 30, 1997 is based on the historical balance sheets of the Company and Med/Waste as of that date and assumes the acquisition took place on that date. The condensed consolidated statements of operations for the six months ended June 30, 1997 and for the year ended December 31, 1996 are based on the historical statements of operations of the Company and Med/Waste for those periods. The pro forma condensed consolidated statements of operations assumes the acquisition took place on January 1, 1996.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management's current estimate of the allocation of the purchase price, the actual allocation of which may differ.

The pro forma condensed consolidated financial statements should be read in connection with the historical financial statements of Med/Waste, Inc., and Environmental Waste Reductions, Inc.

                        MED/WASTE, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1997
                                   (UNAUDITED)


                                                             MED/WASTE          EWR             ADJUSTMENTS        PRO FORMA
                                                           -----------      -----------         -----------       -----------
Assets

Current assets:
  Cash and cash equivalents                                $   526,492           39,49l               --          $   565,983
  Accounts receivable, net                                   2,080,254          322,388          (90,010)(1)        2,312,632
  Notes receivable from autoclaves--current                    152,306               --               --              152,306
  Notes receivables from franchises--current portion         1,096,604               --               --            1,096,604
  Inventories                                                  321,102            3,583               --              324,685
  Prepaid expenses                                             419,088            2,810               --              421,898
  Other - current assets                                       214,309               --               --              214,309
                                                           -----------      -----------                           -----------
Total current assets                                         4,810,155          368,272                             5,088,417

Notes receivable from franchises--less current               1,181,837               --               --            1,181,837
Notes receivable from autoclaves--less current                 693,837               --               --              693,837
Operating and office equipment, net of
  accumulated depreciation                                   5,605,209          578,967               --            6,184,176
Intangible assets--net of accumulated amortization             403,981          302,793               --              706,774
Other assets                                                   881,195               --               --              881,195
Cost in excess of net assets acquired                               --               --        1,419,612(1)         1,419,612
                                                           -----------      -----------                           -----------
Total assets                                               $13,576,214      $ 1,250,032                           $16,155,848
                                                           ===========      ===========                           ===========
Liabilities and Stockholders' Equity
  Current Liabilities
    Bank loan                                              $        --               --        1,825,000(1)         1,825,000
    Accounts payable and accrued expenses                    2,308,982               --          441,616(1)         2,750,598
    Current portion of capital lease obligations               191,989               --               --              191,989
    Notes payable                                              428,436               --          133,018(1)           561,454
    Deferred revenue                                            61,853               --               --               61,853
    Customer deposits                                           59,815               --               --               59,815
                                                           -----------                                            -----------
Total current liabilities                                    3,051,075               --                             5,450,709
Notes payable and long-term debt                             2,454,312               --          180,000(1)         2,634,312
10% convertible redeemable debentures due July 1, 2000       3,000,000               --               --            3,000,000
Stockholders' equity                                         5,070,827        1,250,032       (1,250,032)(1)        5,070,827
                                                           -----------      -----------                           -----------
Total liabilities and stockholders' equity                 $13,576,214      $ 1,250,032                           $16,155,848
                                                           ===========      ===========                           ===========





      See notes to pro forma consolidated financial statements (unaudited)

                        MED/WASTE, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1997
                                   (UNAUDITED)




                                                              Med/Waste           EWR            Adjustments      Pro Forma
                                                            ------------       -----------       -----------      -----------
Revenue                                                     $10,675,320        $ 1,991,566                        $12,666,886
                                                             ----------        -----------                        -----------
Operating costs and expenses:
  Operating costs                                             7,733,090          1,551,764                          9,284,854
  Selling and administrative                                  2,495,216            501,731                          2,996,947
  Amortization of intangibles                                    31,880                              35,490 (2)        67,370
  Depreciation and amortization                                                    127,836                            127,836
                                                             ----------        -----------                        -----------
Total Expenses                                               10,260,186          2,181,331                         12,477,007
                                                             ----------        -----------                        -----------

Operating Income (loss)                                         415,134           (189,765)                           189,879

Other, net                                                      (66,912)           (59,430)         (20,346)(2)      (146,688)
                                                             ----------        -----------                         ----------
Net Income (loss)                                               348,222           (249,195)                            43,191
                                                             ==========        ===========                         ==========

Net income per share                                         $     0.15                                            $      .02
                                                             ==========                                            ==========

Weighted average shares outstanding                           2,317,674                                             2,317,674
                                                             ==========                                            ==========



      See notes to pro forma consolidated financial statements (unaudited)

                        MED/WASTE, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                   (UNAUDITED)







                                                              Med/Waste           EWR            Adjustments        Pro Forma
                                                             -----------       -----------       -----------       -----------
Revenue                                                     $17,435,287        $ 3,508,870                         $20,944,157
                                                             ----------        -----------                          ----------
Operating costs and expenses:
  Operating costs                                            12,880,793          3,154,424                          16,035,217
  Selling and administrative                                  4,365,884          2,085,342                           6,451,226
  Amortization of intangibles                                    43,819                              70,980(2)         114,799
  Depreciation and amortization                                                    181,823                             181,823
                                                             ----------        -----------                          ----------
Total Expenses                                               17,290,496          5,421,589                          22,783,065
                                                             ----------        -----------                          ----------

Operating Income (loss)                                         144,791         (1,912,719)                         (1,838,908)

Other, net                                                       70,535           (419,222)         (40,692)(2)       (389,379)
                                                             ----------        -----------                          ----------

Net Income (loss)                                               215,326         (2,331,941)                         (2,228,287)
                                                             ==========        ===========                         ===========

Net income per share                                         $     0.11                                            $     (1.09)
                                                             ==========                                            ===========

Weighted average shares outstanding                           2,043,065                                              2,043,065
                                                             ==========                                            ===========





      See notes to pro forma consolidated financial statements (unaudited)

                        MED/WASTE, INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Note 1

The pro forma adjustments to the condensed consolidated balance sheet are as follows:

         To reflect the acquisition of certain assets of Environmental Waste Services, Inc. (Debtor-in-Possession) ("EWR" or the "Company") and the allocation of the purchase price on the basis of the fair values of the assets acquired. The components of the purchase price and its allocation to the assets of the Company are as follows:

         Components of purchase price:

              Cash - due from buyer at closing                   $1,665,000
              Cash advanced prior to closing                        160,000

              Accounts payable assumed                              441,616
              Notes payable assumed                                 313,018
              Accounts payable to SDS South Carolina
              (a consolidated subsidiary of Med/Waste)               90,010
                                                                 -----------

              Purchase price                                      2,669,644

         Allocation of purchase price:
              Fair value of net assets acquired                   (1,250,032)
                                                                 -----------

         Cost in excess of net assets acquired                   $ 1,419,612
                                                                 ===========

Note 2

The pro forma adjustments to the condensed consolidated statements of operations are as follows:

         Adjustments to operating costs and expenses:

                                                                                   SIX MONTHS           YEAR ENDED
                                                                                 ENDED JUNE 30,        DECEMBER 31,
                                                                                      1997                 1996
                                                                                 --------------        ------------
         Amortization of excess of cost over fair value of net assets
           acquired over twenty years                                               $35,490               $70,980
                                                                                 ==============        =============
         Interest on notes payable at average rate of 13%                           $20,346               $40,692
                                                                                 ==============        =============
